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                                                                    EXHIBIT 10.2



                      NON-QUALIFIED STOCK OPTION AGREEMENT


        THIS AGREEMENT, is entered into as of the 18 day of April, 1996, by and between Telular Corporation, a Delaware corporation (the "Company"), having its principal place of business at Buffalo Grove, Illinois, and Kenneth
Millard, a resident of Washington, D.C. (the "Executive").
        WHEREAS, pursuant to the Employment Agreement of even date herewith (the "Employment Agreement "), the Executive has agreed to become Chief Executive Officer of the Company; and
        WHEREAS, pursuant to the Employment Agreement the Company has agreed to grant to the Executive, in partial consideration for his agreement to enter into the Employment Agreement, certain options to purchase shares of common stock, par value $.01 per share, of the Company ("the Company Shares");
        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows.
     1. Grant of Options. The Company hereby grants to the Executive options to purchase up to 500,000 Company Shares, subject to the terms and conditions of this Option Agreement and pursuant to, and in accordance with the terms of, the


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Company's Amended and Restated Stock Incentive Plan (the "Options").
     2. Option Vesting. Subject to the termination provisions of Section 3(b), Options shall vest as follows:

        (a) Options to acquire 50,000 Company Shares (the "First Tranche") are hereby vested.
        (b) Options to acquire 150,000 Company Shares (the "Second Tranche") shall vest in 35 installments of 4,167 Company Shares each and a 36th installment of 4,155 Company Shares, on the first day of June, 1996, and of each month thereafter through May, 1998.
        (c) Options to acquire 300,000 Company Shares (the "Third Tranche") shall vest on April 30, 2003; provided, however, that such Options may vest earlier in accordance with the following provisions:
        (i) For each $2.00 increase over the "Base Price" (as defined below) in the closing bid price on NASDAQ for Company Shares which remains in effect for 30 consecutive trading days, Options for 25,000 Company Shares in the Third Tranche shall vest on the first business day after such 30-day period. For purposes of this Section 2(c), "Base
    Price" initially shall mean $5.00, but shall be raised by $2.00 after each accelerated vesting under this

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      Section 2(c).  For example, Options on Company Shares will vest when the market price for Company Shares reaches or exceeds $7.00 for the requisite period (at which time the Base Price will become $7.00), and again when it reaches or exceeds $9.00 (at which time the Base Price will become $9.00), and again when it reaches or exceeds $11.00, and so forth.
           (ii) The 30-day trading periods specified in Section 2(c)(i) may be coterminous for periods in which the closing bid price of Company Shares has increased over the then-applicable Base Price by more than $4.00.
           (iii) Options for no more than 40% of the Company Shares in the Third Tranche may vest pursuant to this Section 2(c) prior to the first anniversary of this agreement. Options for no more than 30% of the Company Shares in the Third Tranche may vest pursuant to this Section 2(c) between the first and the second anniversary of this Agreement. Options for no more than 30% of the Company Shares in the Third Tranche may vest pursuant to this Section 2(c) between the second and the third anniversary of this Agreement.
           (d) In the event of any merger or consolidation between the Company and any other entity (other than one in which the stockholders of the Company prior to such

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transaction receive, in exchange for their Company shares, stock of the surviving corporation and such stock constitutes more than 50% of the outstanding stock of the surviving corporation following such transaction), or any sale by the Company of all or substantially all of its assets, all Options then held by the Executive that have not theretofore vested shall vest five days prior to the earlier of (i) the record date, if any, for such transaction and (ii) the closing date of such transaction.
     3. Option Term. (a) Options may be exercised in whole or in part, at any time or from time to time from the date upon which they vest until the termination of such Options; provided, however, that no Option may be exercised
earlier than six months after the date of its grant.   All Options not
theretofore exercised or terminated shall terminate, and be of no further force or effect, on May 1, 2006.
        (b) In the event that the employment by the Company of the Executive terminates for any reason, all Options that, as of the effective date of such termination, have not vested shall terminate and be of no further force or effect. All vested Options shall terminate if not exercised within 180 days after the date of termination of the Executive's employment by the Company.

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     1. Option Exercise Price.  The option exercise price for Options relating to the First Tranche shall be $5.00 per share. The option exercise price for Options relating to the Second Tranche and Options relating to the Third Tranche shall be $4.50 per share.
     2. Issuance of Company Shares. The Executive shall exercise the Options by giving written notice thereof to the Company and paying the applicable option exercise price to the Company by certified check or electronic wire transfer of immediately available funds. Upon receipt of such payment, the Company shall issue to the Executive certificates evidencing the Company Shares purchased therewith.
     3. Recapitalizations, Etc. If, prior to the Executive's receipt of the Shares, the Company effects a subdivision or consolidation of interest, stock split, dividend or distribution of Company Shares or other securities of the Company, or other recapitalization, capital readjustment or reorganization, the Company Shares subject to these Options under this Agreement and the applicable option exercise price for such Options shall be adjusted as follows:
           (a) after each such event the number of Company Shares that the Executive is entitled to receive with respect to any Option will be equal to the number of Company Shares that the Executive would hold by reason of

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      (i) the exercise of such Option immediately prior to the record date for such event and (ii) the effect of such event upon the Company Shares received upon such exercise, subject to further adjustment pursuant to
      Section 7 for subsequent events if applicable; and
           (b) the applicable option exercise price shall be adjusted ratably in proportion to any adjustment in the number of Company Shares to be issued with respect to any Option.
      4. Mergers, etc. If one or more corporations or partnerships merge into the Company, or if the Company merges or consolidates with one or more corporations or partnerships, the Company shall cause the surviving entity to assume the Company's obligations under this Agreement, and Company Shares subject to these Options under this Agreement and the applicable option exercise price for such Options shall be adjusted as follows:
           (a) after each such event the number and nature of securities of the surviving entity that the Executive is entitled to receive with respect to any Option will be equal to the number and nature of such securities that the Executive would hold by reason of (i) the exercise of such Option immediately prior to the record date for such event and (ii) the effect of such

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      event upon the securities to be received upon such exercise, subject to further adjustment pursuant to Section 6 for subsequent events if applicable; and
           (b) the applicable option exercise price shall be adjusted ratably in proportion to any adjustment in the number or nature of any securities to be issued with respect to any Option.
      5. Status as Shareholder. the Executive shall not for any purpose be deemed to be a holder of any Company Shares pursuant to the exercise of any Options until exercise of such Options in accordance with the terms hereof and payment of the applicable option exercise price in full.
      6. Choice of Law. This Agreement shall be governed by the laws of the State of Illinois, without regard to the conflict of law provisions thereof.
Any action to enforce or interpret this Agreement shall be triable only in courts whose situs is in Cook County, Illinois.
      7. Representations and Warranties. The Company represents and warrants to the Executive that the Options have been duly and validly authorized and issued by the Company and that the Company Shares, when issued in accordance herewith upon payment of the option exercise price specified herein, will be duly and validly issued, fully paid and nonassessable.

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     8. Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns; provided, however, that the Executive may not assign his rights or obligations under this Agreement, including without limitation all or any portion of the Options, to any other person without the prior written consent of the Company. Any notices to be given hereunder shall be effective only if in writing and shall be deemed given when delivered in person or when sent by reputable overnight delivery service to the following addresses:

     If to the Company:

                               Telular Corporation
                               920 Deerfield Parkway
                               Buffalo Grove, Illinois  60089
                               Attn:  Treasurer
                               Facsimile#: 847-465-4501

     If to the Executive:

                               Mr. Kenneth Millard
                               5059 Lakeview Court
                               Oconomowoc, WI  53066
                               Facsimile #: 414-567-0121


     with a copy to:           Mr. Kenneth Millard
                               c/o/ Telular Corporation
                               920 Deerfield Parkway
                               Buffalo Grove, Illinois  60089
                               Facsimile #: 847-465-4501


or to such other address as such party may indicate by notice to the other. This Agreement may be executed in any number


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of counterparts, all of which shall constitute a single instrument.
     IN WITNESS WHEREOF, the undersigned have set their hands as of the day and year first above written.

                             TELULAR CORPORATION



                             By:   /s/ William L. De Nicolo
                                 ----------------------------
                                  William L. DeNicolo,
                                  Chairman of the Board


                             KENNETH MILLARD


                             /s/ Kenneth Millard
                             ----------------------------
                             Kenneth Millard